SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2006

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California 91768
(Address of Principal Executive Offices) (Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

   (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors has proposed that there be a “reverse stock split” of the Company’s common stock, pursuant to which one new share of common stock will be issued for each 30 currently outstanding shares of common stock. In addition, the Board of Directors has proposed that the Company increase its authorized common stock from 200 million to one billion and increase the authorized preferred stock from 50 million to 100 million. The approval of stockholders to the proposals will be sought at a special meeting of stockholders to be held after certain regulatory procedures are completed. The three proposals will not become effective until stockholder approval is receiveds.

Exhibit 99    Press Release, dated December 29, 2006 entitled “General Environmental Management Announces Proposals to be Voted on at a Special Shareholder Meeting”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc.

Date: January 2, 2007	By:	/s/ Timothy Koziol
Name: Timothy Koziol
Title: Chief Executive Officer

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